Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON LOS ANGELES FOUNDED 1866	NEW YORK PALO ALTO SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

July 27, 2011

Allscripts Healthcare Solutions, Inc.

222 Merchandise Mart Plaza, Suite 2024

Chicago, Illinois 60654

Re:	Allscripts Healthcare Solutions, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 1,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), to be issued under the Company’s Amended and Restated Employee Stock Purchase Plan (the “Plan”).

As counsel to the Company, we have examined and relied upon copies of: (i) the Company’s Fourth Amended and Restated Certificate of Incorporation; (ii) the Company’s Amended and Restated By-laws; (iii) the Registration Statement; (iv) the Plan; and (v) the corporate proceedings relating to the Plan and the Registration Statement. We have also examined and relied upon records, documents, certificates and statements of government officials, certificates of officers of the Company and other instruments, and have examined such questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed, to the extent relevant to the opinions set forth herein, that the Company was duly organized and at all relevant times was and will be validly existing and in good standing under the laws of the State of Delaware.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that each Share that is newly issued pursuant to the Plan will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such Share shall have been duly issued and delivered in the matter contemplated by the Plan; and (iii) a certificate in due and proper form representing such Share shall have been duly executed,

Allscripts Healthcare Solutions, Inc.

July 27, 2011

countersigned and registered and duly delivered to the person entitled thereto against receipt by the Company of the consideration (not less than the par value thereof) determined in accordance with the terms of the Plan or, if such Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto upon payment of the consideration (not less than the par value thereof) determined in accordance with the terms of the Plan.

This letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to, or the application of, the securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

The opinions expressed in this letter are based on the law in effect, and the facts and circumstances existing, on the date of this letter. We assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ Sidley Austin LLP